SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                           BRENEX OIL CORPORATION
                           ----------------------
              (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons:    Leonard W. Burningham, Esq.
                    Branden T. Burningham, Esq.
                    455 East 500 South, #205
                    Salt Lake City, Utah 84111
                    Tel: 801-363-7411; Fax: 801-355-7126

               and

                    Jeffrey A. Rinde, Esq.
                    Bondy & Schloss LLP
                    60 E. 42nd Street
                    New York, New York 10165
                    Tel: 212-661-3535; Fax: 212-972-1677

                     BRENEX OIL CORPORATION
                1201 W. FIFTH STREET, SUITE  130
                 LOS ANGELES, CALIFORNIA 90017
                   Telephone: (213) 534-3400

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                 REQUESTED NOT TO SEND A PROXY


                      INFORMATION STATEMENT


     This Information Statement is being furnished to our stockholders (Brenex Oil Corporation, a Utah corporation [the "Company," "Brenex Utah," "we", "our" or "us" or words of similar import]), in connection with certain corporate action respecting a change of our corporate domicile from the State of Utah to the State of Delaware (the "Proposal") that has been unanimously approved by our Board of Directors and that will be presented to a special meeting of our stockholders to be held on December 29, 2003, as outlined in the Notice of Special Meeting of Stockholders (the "Special Meeting") that accompanies this Information Statement. Certain persons, including members of our management, who own in excess of a majority of our outstanding voting securities have agreed to vote in favor of the Proposal. See the heading " Security Ownership of Principal Holders and Management" and the caption "Voting Securities and Principal Holders Thereof," below. No other votes are required or necessary to adopt and complete the Proposal. It is anticipated that the Proposal will be completed immediately following the Special Meeting.

     The Proposal is as follows:

          To change the corporate domicile of Brenex Utah from the State of Utah to the State of Delaware by merging Brenex Utah with and into our wholly-owned subsidiary, CinemaElectric, Inc., a Delaware corporation ("CinemaElectric Delaware"), and to approve the amendments to CinemaElectric Delaware's Articles of Incorporation set forth in Appendix One, which include increasing CinemaElectric Delaware's authorized capital to 500,000,000 shares, divided into
          (i) 490,000,000 shares of $0.0001 par value per share common voting stock; and (ii) 10,000,000 shares of $0.0001 par value per share preferred stock with the rights, designations and privileges to be set by the Board of Directors.

     ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON DECEMBER 8, 2003 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSAL.
    MEMBERS OF OUR MANAGEMENT AND ONE OF OUR PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY OWN IN EXCESS OF A MAJORITY OF OUR OUTSTANDING VOTING SECURITIES
   HAVE AGREED TO VOTE IN FAVOR OF THE PROPOSAL.  AS A RESULT, THE PROPOSAL
         WILL BE APPROVED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS.


       Approximate Date of Mailing to Stockholders: December 8, 2003






                               PROPOSAL
                 RE-DOMICILE TO THE STATE OF DELAWARE

     Your Board of Directors has determined, based upon the wealth of case law construing terms and provisions of the Delaware General Corporations Code, that it would be beneficial to our Company to be domiciled in Delaware rather than Utah. Also, our Company's only subsidiary and through which all of our business operations are presently being conducted is incorporated under the laws of the State of Delaware.

Questions and Answers about the Re-domicile Proposal.
-----------------------------------------------------

Q.   WHY AM I RECEIVING THIS INFORMATION STATEMENT?

A. We are sending this Information Statement to you in connection with a Proposal by our Board of Directors that we re-domicile in the State of Delaware ("Re-domicile Proposal"). Brenex Utah was incorporated in and is currently governed by the laws of the State of Utah. Our Board of Directors is providing you with certain information that will be discussed regarding the Re-domicile Proposal.

Q.   IF APPROVED BY THE STOCKHOLDERS, HOW WILL THE RE-DOMICILE PROPOSAL BE
     EFFECTED?

A. Brenex Utah will merge into CinemaElectric, Inc., a Delaware corporation and our wholly-owned subsidiary ("CinemaElectric Delaware) (the "Re-domicile Merger"). CinemaElectric Delaware will be the surviving corporation of the Re-domicile Merger (the "Reorganized CinemaElectric"), and as a result of the Re-domicile Merger, Brenex Utah will no longer exist.

Q. WHAT WILL HAPPEN TO THE ASSETS, LIABILITIES AND CONTRACTS OF BRENEX UTAH IN THE MERGER?

A. All of the assets, liabilities and contracts of Brenex Utah will, through the Re-domicile Merger with CinemaElectric Delaware, become the assets, liabilities and contracts of CinemaElectric Delaware.

Q:   WHAT WILL HAPPEN TO MY SHARES OF BRENEX UTAH?

A: All of your shares of Brenex Utah will be converted into the same number of shares of CinemaElectric Delaware. For example, if you own 10,000 shares of Brenex Utah common stock, you will be issued 10,000 shares of CinemaElectric Delaware common stock. Pursuant to the Re-domicile Merger, you will no longer own any shares of Brenex Utah. As a result of the Re-domicile Merger, all of the stockholders of Brenex Utah will become stockholders of CinemaElectric Delaware and Brenex Utah will no longer exist.

Q.   WILL THE RE-DOMICILE PROPOSAL RESULT IN A CHANGE OF STOCKHOLDER CONTROL?

A. No; the Re-domicile Proposal will not, on its own, result in a change of control. There are currently, 34,340,794 shares of Brenex Utah issued to our stockholders. As a result of our Re-domicile Merger into CinemaElectric Delaware, all of these shares will be converted into 34,340,794 shares of CinemaElectric Delaware. No person, except for the stockholders of Brenex Utah, will be issued shares of CinemaElectric Delaware as part of the Re-domicile Proposal. If you owned 1% of Brenex Utah before the Re-domicile Merger, you will own 1% of CinemaElectric Delaware immediately following the Re-domicile Merger.

Q.   WHY ARE WE CHANGING OUR PLACE OF INCORPORATION?

A. Delaware has long been a preferred state of corporate domicile due to its well-developed corporation laws and its substantial body of case law concerning such laws, and our Board of Directors believes it to be in our best interest to be a Delaware corporation.

Q:   WHAT EFFECT WILL THE CHANGE IN PLACE OF INCORPORATION HAVE ON BRENEX
     UTAH?

A: Brenex Utah (then CinemaElectric Delaware) will be subject to the laws of Delaware instead of the laws of the State of Utah. However, Brenex Utah will not be relieved of any obligations or liabilities incurred before changing its place of incorporation.

Q. WHAT EFFECT WILL BRENEX UTAH'S CHANGE OF PLACE OF INCORPORATION HAVE ON ME AS A STOCKHOLDER?

A. Your rights as a Brenex Utah stockholder will be governed by the laws of the State of Delaware, as opposed to the laws of the State of Utah and our existing Articles of Incorporation and bylaws. We have prepared and included summaries of CinemaElectric Delaware's Certificate of Incorporation in effect following Brenex Utah's change in place of incorporation and a comparison of the corporate laws of Utah and Delaware for your review.

Q:   WHEN DO YOU EXPECT THE RE-DOMICILE TO BE COMPLETED?

A: We are working to complete the re-domicile during the month of December, 2003. However, we cannot assure you when the re-domicile will occur.

Q:   WHAT ARE THE TAX CONSEQUENCES OF CHANGING BRENEX UTAH'S PLACE OF
     INCORPORATION?

A:   Brenex Utah believes that under current regulations, neither
     Brenex Utah nor Brenex Utah's stockholders will be taxed as a result of changing Brenex Utah's place of incorporation from Utah to Delaware. A brief summary of the tax consequences to you is discussed in greater detail below.

Q:   WHAT DO I NEED TO DO NOW?

A: You do not need to do anything. Approval of the Re-domicile Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Brenex Utah common stock entitled to vote on the Re-domicile Proposal. Our management and our largest stockholder, who together own more than a majority of our shares, have agreed to vote in favor of the Re-domicile Proposal. Accordingly, no additional votes are necessary to approve the Re-domicile Proposal; and no proxies are being solicited for this purpose.

Q:   WHAT OTHER MATTERS WILL BE APPROVED PURSUANT TO THIS INFORMATION
     STATEMENT?

A:   There will be no other matters approved pursuant to this Information
     Statement.

Q:   MAY I VOTE IN PERSON?

A: Yes; however, the Proposal has been unanimously approved by the Board of Directors of Brenex Utah who has obtained the agreement of certain of our principal stockholders who own a majority of Brenex Utah's outstanding voting securities to vote in favor of the Proposal. No other votes are required or necessary to adopt the Proposal.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the re-domicile is completed, you will be sent written instructions for exchanging your Brenex Utah shares for CinemaElectric Delaware shares. Until you exchange your shares, your stock certificates for Brenex Utah shares will represent your shares of CinemaElectric Delaware after the change in our place of incorporation.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the Proposal, you should contact:

          Leonard W. Burningham, Esq.
          Branden T. Burningham, Esq.
          455 East 500 South, #205
          Salt Lake City, Utah 84111
          Tel: 801-363-7411; Fax: 801-355-7126

          or

          Jeffrey A. Rinde, Esq.
          Bondy & Schloss LLP
          60 E. 42nd Street
          New York, New York 10165
          Tel: 212-661-3535; Fax: 212-972-1677

Material Differences in Articles of Incorporation.
--------------------------------------------------

     The Articles of Incorporation of Brenex Utah, as amended (Brenex Utah's Articles"), provide for 50,000,000 shares of common stock with a par value of $0.0001 per share. Each share bears voting rights and is entitled to share equally in the distribution of profits of the Company, with no pre-emptive rights or cumulative voting rights. Brenex Utah's Articles also specify the number of initial directors at seven. A copy of Brenex Utah's Articles, as amended, was attached to Brenex Utah's Form 10-SB Registration Statement filed with the Securities and Exchange Commission on January 2, 2001, as Exhibits 3.1, 3.3 and 3.3(i), of that Registration Statement, and is incorporated herein by reference.

     The Certificate of Incorporation of CinemaElectric Delaware (the "CinemaElectric Delaware Certificate") authorizes the issuance of 45,000,000 shares of common stock having a par value of $0.0001 per share; and 30,000,000 shares of preferred stock having a par value of $0.0001 per share. The CinemaElectric Delaware Certificate will be amended to mirror the Certificate of Incorporation of Brenex Utah by the filing of the Certificate of Merger as follows, with Article Fourth being amended to increase our authorized capital:

          FIRST.    The name of the Corporation is CinemaElectric, Inc.

          SECOND.   The address of the Corporation's registered office in
the State of Delaware is 15 East North Street, Dover, Delaware 19901, and its registered agent at this address is Paracorp Incorporated.

          THIRD.    The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH.   The aggregate number of shares that the Corporation
shall be authorized to issue is 500,000,000 shares divided into (i) 490,000,000 shares of $0.0001 par value per share common voting stock; and
(ii) 10,000,000 shares of $0.0001 par value per share preferred stock with the rights, designations and privileges to be set by the Board of Directors.
Each issued share carries one vote on all matters submitted for shareholder approval. Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this Corporation; nor shall shareholders be entitled to vote cumulatively for directors of the Corporation.

          FIFTH.    The number of directors constituting the Board of
Directors of the Corporation shall be not less than one (1).

A copy of the Certificate of Merger is attached hereto as Appendix One and is incorporated herein by reference.

Material State Law Differences Affecting Stockholders.
------------------------------------------------------

     The laws of the States of Utah and Delaware differ in the following material respects, with regard to stockholders' rights:

     Quorum. Section 16-10a-725(1) of the Utah Revised Business Corporation Act (the "Utah Law") states that, unless the corporation's Articles of Incorporation provide otherwise, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Section 216 of the Delaware General Corporation Law (the "Delaware Law") contains a similar provision, but goes on to state that "in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting." Neither the CinemaElectric Delaware Certificate nor the bylaws of CinemaElectric Delaware will contain any contrary provision. Therefore, management does not believe that the change of domicile will create any material change in the stockholders' meeting quorum requirements of Brenex Utah.

     Action of Stockholders Without a Meeting. Both Section 16-10a-704 of the Utah Law and Section 228 of the Delaware Law permit any action that may be taken at an annual or special meeting of the stockholders to be taken without a meeting and without notice if one or more written consents, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of shares that would be necessary to authorize or take the action at a meeting at which all stockholders attend and vote. However, 16-10a-1704 of the Utah Law prevents a Utah corporation in existence before July 1, 1992 (the effective date of the Utah Law) from taking any action in such a manner unless all of the stockholders entitled to vote have approved the procedure or the number of stockholders that would be required to approve such procedure in an amendment to the corporation's articles of incorporation have voted to approve it at a duly convened meeting. Both statutes further require that the corporation give notice of stockholder approval of any matter without a meeting, unless the written consents of all stockholders have been obtained. The Utah Law requires that such notice be given to non-consenting stockholders at least 10 days before the consummation of the matter authorized by consent, while the Delaware Law requires "prompt" notice of any such action. In any event, applicable U.S. securities laws require "reporting issuers" to provide notice to stockholders of actions taken by written consent 20 days prior to the effective date of the corporate action. Accordingly, so long as Brenex Utah's or the Reorganized Brenex's common stock remains registered under the Securities Act of 1934, as amended (the "Exchange Act"), this difference between the Utah Law and the Delaware Law will not affect the rights of stockholders. However, Section 16-10a-704(5) of the Utah Law provides that directors may not be elected by written consent unless the written consents of all shares entitled to vote on the election are obtained. The Delaware Law contains no comparable provision. Once the change of domicile has been completed, this difference may make it easier for the stockholders of CinemaElectric Delaware to remove and elect directors by consent.

     Authorized Number of Directors. Section 16-10a-803(1) of the Utah Law provides that, once shares in a Utah corporation have been issued, the corporation must have at least three directors. Section 141(b) of the Delaware Law requires a Delaware corporation to have a minimum of one director. Therefore, following the change of domicile, it would be possible for the powers of the Board of Directors to be concentrated in the hands of fewer directors than is permitted by Utah law.

     Removal of Directors. Under Section 16-10a-808 of the Utah Law, the stockholders of a Utah corporation may remove one or more directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only for cause. If cumulative voting (the right of a stockholder to multiply the number of voting shares he, she or it owns times the number of directors to be elected, with the ability to vote the product thereof for one or more candidates) is in effect, a director may not be removed if the number of shares sufficient to elect him or her is voted against removal. Under the Utah Law, a director may be removed by the stockholders only at a meeting called for that purpose, and the notice of the meeting must state that the purpose, or one of the purposes of the meeting, is the removal of the director. Section 141(k) of the Delaware Law provides similar removal provisions, but does not limit removal by stockholders to meetings called for that purpose. The effect of this difference in law would be to grant the stockholders of CinemaElectric Delaware greater flexibility in removing directors.

     Special Meetings of Stockholders. Section 16-10a-702(1) of the Utah Law and Section 211(d) of the Delaware Law permit a corporation's Board of Directors and such person or persons as are authorized by the bylaws to call a special meeting of the stockholders. In addition, the Delaware Law permits a Delaware corporation to authorize such persons to call a special meeting in its certificate of incorporation. Unlike the Delaware Law, the Utah Law also permits the holders of at least 10% of the shares entitled to vote on a matter to submit a written demand for the meeting to the corporate secretary. Following the change of domicile, this means of calling a special meeting will be unavailable to the Reorganized CinemaElectric's stockholders.

     Indemnification of Directors. The Utah Law and the Delaware Law contain similar provisions for the indemnification of directors in certain circumstances. Both statutes require a corporation to indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding or any claim, issue or matter therein, to which he or she was a party because of his or her status as a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she was successful. However, the Utah Law authorizes the limitation of such mandatory indemnification in a corporation's articles of incorporation; the Delaware Law contains no such limitation. The effect of this difference following the change of domicile would be to prevent CinemaElectric Delaware from limiting mandatory indemnification of its directors in such circumstances.

     Inspection of Stockholder List. Section 16-10a-720(2) of the Utah Law requires a Utah corporation to make its stockholder list available for inspection by any stockholder for a period beginning on the earlier of 10 days before the meeting for which the list was prepared or two business days after notice of the meeting is given, and continuing through the meeting and any adjournments thereof. Under Section 16-10a-720(4) of the Utah Law, if the corporation refuses a stockholder inspection of the stockholder list as provided above, the stockholder may apply to the district court of the county where the corporation's principal office or, if none, its registered office, is located, and the district court may summarily order inspection or copying of the list at the corporation's expense and may postpone the meeting until the inspection or copying is complete.

     Section 219(a) of the Delaware Law likewise requires a Delaware corporation to make its stockholder list available for inspection by stockholders prior to any meeting of stockholders, but this is required only for 10 days prior to the meeting and at the meeting. Under Section 219(b) of the Delaware Law, the wilful neglect or refusal by the directors to produce such list at a meeting for the election of directors will result in their ineligibility for election to any office at such meeting. This is the only remedy provided by the Delaware Law for failure to provide the stockholder list as required. Because management fully intends to comply with the applicable provisions of both the Utah Law and the Delaware Law (following the change of domicile), it is not believed that these statutory differences will have any practical effect on the stockholders of the Reorganized CinemaElectric.

     Appraisal Rights. Section 262 of the Delaware Law provides for appraisal rights to stockholders in connection with mergers or consolidations which are substantially similar to the Utah Law. However, the statutes differ in that the Delaware Law permits a stockholder who has received from the corporation notice of his appraisal rights, and who has submitted a written demand for appraisal, to file a petition with the Court of Chancery of the State of Delaware to demand a determination of the fair value of such stockholders shares. Such petition must be filed within 120 days after the effective date of a merger or consolidation. Accordingly, upon the change of Brenex Utah's domicile, stockholders will be required to bring suit in a Delaware court to enforce any appraisal rights. The Utah Law also sets forth procedures for a Utah corporation to give stockholders notice of their appraisal rights, and for such stockholders to exercise such rights. However, the Utah Law authorizes only the corporation to commence judicial appraisal proceedings, with all stockholders who have properly dissented and whose demands remain unresolved, to be named as parties to such proceedings.

     Dividends. Section 16-10a-640 of the Utah Law authorizes the Board of Directors of a Utah corporation to make distributions to its stockholders. However, no such distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights of preferred stockholders. Section 170 of the Delaware Law similarly permits a Delaware corporation to pay dividends upon its capital stock, but only (i) out of its surplus; or, (ii) if no surplus exists, its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, and then only if the corporation has capital equal to or in excess of the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the corporation's assets. The Delaware Law also protects a corporation's Board of Directors from personal liability for good faith reliance on the records of the corporation and the representations and opinions of its officers and employees and others with respect to the determination of the amount of surplus or other funds from which dividends may be paid. The Utah Law contains no analogous provision.

     Anti-Takeover Provisions. Section 61-6-1 et seq. of the Utah Code Annotated (the "Utah Control Shares Acquisitions Act" or "UCSAA") provides that "control shares" of an "issuing public corporation" acquired in a "control share acquisition" shall have the same rights as they had before such acquisition only to the extent granted by resolution of the stockholders of the corporation. The UCSAA defines "control shares" as shares that, when combined with all other voting shares held by the stockholder, would entitle the holder to vote in the election of directors within any of the following ranges of voting power: (i) 1/5 or more but less than 1/3 of all voting power;
(ii) 1/3 or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. An "issuing public corporation" is defined as a Utah corporation with (i) 100 or more stockholders; (ii) its principal place of business, its principal office, or substantial assets within the state; and (iii) (a) more than 10% of its stockholders resident in Utah; (b) more than 10% of its shares owned by Utah residents; or (c) 10,000 stockholders resident in the state. A Utah corporation's articles of incorporation or bylaws may exempt the corporation's shares from the UCSAA, as long as such exemption is adopted before the control share acquisition in question.

     Section 203 of the Delaware Law prohibits a Delaware corporation that is
(i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ stock market; or (iii) held of record by more than 2,000 stockholders from engaging in any "business combination" with any "interested stockholder" for a period of three years from the date that such person became an interested stockholder. A Delaware corporation subject to Section 203 may engage in a "business combination" with an "interested stockholder" under certain circumstances including circumstances in which, prior to the person becoming an interested stockholder, the corporation's Board of Directors approves the "business combination" with the interested stockholder or the transaction in which the person becomes an interested stockholder. A "business combination" is defined as, among other things, a merger or consolidation of the corporation or any subsidiary with the interested stockholder or with any other corporation if such transaction is caused by the interested stockholder and as a result of such merger or consolidation Section 203 is not applicable to the surviving corporation. An "interested stockholder" is defined as any person that (i) owns 15% or more of the corporation's voting stock; or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation's voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. As under the UCSAA, a corporation may opt out of Section 203. However, under Section 203(b)(3) of the Delaware Law, if the corporation's certificate of incorporation or bylaws are amended to opt out by stockholder vote, such amendment will not be effective until 12 months after its adoption and will not apply to any business corporation between the corporation and any person who became an interested stockholder on or prior to such adoption.

     These differences are not deemed to be the only differences between the Utah Law and the Delaware Law. However, management believes that they are the most likely to have a material effect, if any, on the relative rights of our stockholders.

Change of Domicile and Legal Consequences.
------------------------------------------

     Brenex Utah intends to execute a plan of merger (the "Re-domicile Merger Agreement") whereby Brenex Utah will merge with and into CinemaElectric Delaware on a one-for-one basis with CinemaElectric Delaware being the surviving corporation, and whereby:

     Merger and Surviving Corporation. Brenex Utah will merge with and into CinemaElectric Delaware; CinemaElectric Delaware will be the surviving corporation; and the separate existence of Brenex Utah shall cease. The Certificate of Incorporation of CinemaElectric Delaware shall continue to be the Certificate of Incorporation of the surviving corporation and will be amended to mirror the Articles of Incorporation of Brenex Utah by the filing of the Articles of Merger as set forth in Appendix One; and the bylaws of CinemaElectric Delaware shall become the bylaws of the surviving corporation.

     Share Conversion. Each share of common stock of Brenex Utah shall, upon the effective date of the merger, be converted into one share of common stock of CinemaElectric Delaware (the "CinemaElectric Delaware Shares").

     Survivor's Succession to Corporate Rights. The surviving corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all of the restrictions, disabilities and duties of Brenex Utah; and all and singular, the rights, privileges, powers and franchises of Brenex Utah, and all property, real, personal and mixed, and all debts due to Brenex
Utah on whatever account, as well as for stock subscriptions as all other things in action or belonging to Brenex Utah shall be vested in the surviving corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of Brenex Utah, and the title to any real estate vested by deed or otherwise in Brenex Utah shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of Brenex Utah shall be preserved unimpaired, and all debts, liabilities and duties of Brenex
Utah shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the surviving corporation shall be responsible and liable to dissenting stockholders who are accorded and who preserve rights of appraisal as required by Utah Law; and any action or proceeding whether civil, criminal or administrative, pending by or against Brenex Utah shall be prosecuted as if the Re-domicile Merger Agreement had not taken place, or the surviving corporation may be substituted in such action or proceeding.

     Survivor's Succession to Corporate Acts, Plans, Contracts and Similar Rights. All corporate acts, plans, policies, contracts, approvals and authorizations of Brenex Utah, its stockholders, its Board of Directors, committees, elected or appointed by its Board of Directors, and its officers and agents, which were valid and effective immediately prior to the effective time of the merger, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the surviving corporation and shall be as effective and binding thereon as the same were with respect to Brenex Utah. Any employees of Brenex Utah shall become the employees of the surviving corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Brenex Utah.

     Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of Brenex Utah shall be recorded on the books of the surviving corporation at the amounts at which they, respectively, shall then be carried on the books of Brenex Utah, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the merger.

     Directors and Officers. The directors and officers of Brenex Utah shall become the directors and officers of the surviving corporation.

     Principal Office. The principal office of Brenex Utah, which is the same as the principal office of the surviving corporation, shall remain the principal office of the surviving corporation.

     Adoption. The merger must be adopted by persons owning a majority of the outstanding voting securities of Brenex Utah.

     Appraisal Rights and Notification. The stockholders of Brenex Utah are not entitled to dissenter's rights of appraisal.

     Effective Date. The Effective Date of the merger shall be the date when the Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware and at such time as all applicable provisions of the Delaware Law have been met.

     Delivery of Shares. On the closing, the Brenex Utah Shares shall be exchanged for CinemaElectric Delaware shares of common stock, on a one for one share basis.

Tax Consequences.
-----------------

     The following discussion summarizes the material United States federal income tax consequences of the change in the Company's place of incorporation. This discussion is based upon the Internal Revenue Code (the "Code"), the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a stockholder in light of the stockholder's particular circumstances or to those stockholders subject to special rules, such as stockholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, stockholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or stockholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction. This discussion assumes that stockholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the change in the Company's place of incorporation.

     Brenex Utah has not applied for a tax ruling with respect to the Re-domicile Proposal, nor have we obtained an opinion of counsel with
respect to the Re-domicile Proposal.   Therefore, no assurances can be
given that the expected tax result will be achieved in the proposed transaction.

     Brenex Utah believes that for U.S. income tax purposes, the Re-domicile Proposal will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and consequently, that neither our Company nor the holders of the Brenex Utah's common stock will recognize any gain or loss as a result of the Re-domicile Merger. We anticipate that for U.S. income tax purposes, each stockholder of Brenex Utah will retain the same tax basis in his or her CinemaElectric Delaware common stock as he or she had in Brenex Utah's common stock held immediately prior to the effective time of the Re-domicile Proposal, and the holding period of the CinemaElectric Delaware common stock will include the period during which such stockholder held the corresponding Brenex Utah common stock.

     Although it is not anticipated that state or local income tax consequences to stockholders will vary from the federal income tax consequences described above, holders should consult their own tax advisors as to the effect of the reorganization under state, local or foreign income tax laws. Brenex Utah believes that it will not recognize any gain, loss or income for federal income tax purposes as a result of the Re-domicile Merger, and that CinemaElectric Delaware will succeed, without adjustment, to the tax attributes of Brenex Utah.

                            DISSENTERS' RIGHTS

     There are no dissenters' rights applicable to the re-domicile.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Articles of Incorporation which is not shared by all other stockholders.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

     The securities that would have been entitled to vote if a meeting was required to have been held regarding the change of domicile consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on December 8, 2003, the record date for determining our stockholders who would have been entitled to notice of and to vote on the change of domicile, was 34,340,794.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

     The following table sets forth certain information as of December 8, 2003, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 34,340,794 outstanding shares of common stock.

Name                           Positions Held       Shares Owned        %
----                           --------------       -------------      ----

James F. Robinson              President, CEO       11,519,370 (1)(4)  33.5%
                               and Director

Steven Barnes                  COO, Secretary          748,885 (2)(4)   2.2%
                               and Director

Tagy Aboutorabian              Controller              328,101 (3)(4)   1.0%

Cecil C. Wall                  Stockholder          12,462,105 (4)     36.7%

Jerre M. Freeman, M.D.         Stockholder           2,370,482          6.9%
                                                    ----------          -----

Totals:                                             27,428,670          79.8%

All executive officers and directors                12,596,326          37.7%
of the Company as a group (three persons)

     (1) Consists of 9,019,370 shares of common stock and an option to acquire 2,500,000 shares of common stock at an exercise price of $0.01 per share.

     (2) Consists of an option to acquire 748,885 shares of common stock at an exercise price of $0.05 per share.

     (3) Consists of an option to acquire 437,468 shares of common stock of which 75% of such amount is vested as of the Record Date. The balance vests on July 31, 2004. The exercise price of such option is $0.05 per share.

     (4)  Have agreed to vote in favor of the Re-domicile Proposal.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

     Effective as of October 1, 2003, an Agreement and Plan of Reorganization (the "Reorganization Agreement") was executed by and among Brenex Utah; Brenex Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Brenex Utah ("Acquisition Co."); CinemaElectric Delaware and James F. Robinson, the "Principal Stockholder" of CinemaElectric Delaware. A summary of the principal terms of the Reorganization Agreement is outlined below. Pursuant to the Reorganization Agreement, Acquisition Co. merged with and into CinemaElectric Delaware, with CinemaElectric Delaware being the surviving corporation and a wholly-owned subsidiary of Brenex Utah.

     By virtue of (i) the percentage of Brenex Utah acquired under the Reorganization Agreement by the CinemaElectric Delaware stockholders (the "CinemaElectric Stockholders"); and (ii) the subsequent resolutions of the Board of Directors that provided for (a) the election of certain current directors of CinemaElectric Delaware to the Board of Directors of Brenex Utah;
(b) the appointment of certain current officers of CinemaElectric Delaware as officers of Brenex Utah; and (c) the resignations of the current directors and executive officers of Brenex Utah, in seriatim, the Reorganization Agreement is deemed to have involved a "change of control" of Brenex Utah.

     The source of the consideration used by the CinemaElectric Delaware Stockholders to acquire their respective interests in Brenex Utah was the exchange of common stock of CinemaElectric Delaware.

     The primary basis of the "control" by the CinemaElectric Delaware Stockholders is stock ownership and/or management positions.

     On the Closing of the Reorganization Agreement, and excluding the securities to be exchanged for the CinemaElectric Delaware common stock and the shares issued to Universal Communications Systems, Inc., a Nevada corporation ("Universal"), the outstanding common stock of Brenex Utah amounted to approximately 16,007,460 shares or approximately 46.6% of the post-Reorganization Agreement outstanding common stock of Brenex Utah. Pursuant to the Reorganization Agreement, 16,666,667 shares of Brenex Utah were issued to the stockholders of CinemaElectric Delaware, pro rata, in exchange for all of their outstanding shares of common stock of CinemaElectric Delaware on the basis of 1.503228348 shares for each share of CinemaElectric Delaware common stock owned, or approximately 48.5% of the post-Reorganization Agreement outstanding common stock.

     Additionally, 1,666,667 shares of Brenex Utah's common stock were issued to Universal, pursuant to the terms of a non-binding Letter of Intent between Universal and CinemaElectric Delaware dated April 29, 2003, which had been assigned to Brenex Utah as part of the Closing of the Reorganization Agreement.

     Accordingly, there were 34,340,794 post-Reorganization Agreement outstanding shares of common stock of Brenex Utah.

        CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.
---------------------------------

     The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with               with
         Name            Age        the Company            CinemaElectric
         ----            ---        -----------            --------------

James F. Robinson         47       President, CEO           President, CEO
                                   and Director             and Director

Steven Barnes             42       COO, Secretary           COO, Secretary
                              and Director             and Director

Tagy Aboutorabian         51       Controller               Controller

     Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

     The following is a summary of the business experience of each of our current directors and executive officers:

     James F. Robinson. Mr. Robinson has been CEO of CinemaElectric Delaware for the past four years. Prior to that he was an independent feature film director, writer and producer.

     Steven Barnes. Mr. Barnes as been at CinemaElectric Delaware since January 2000. Prior to that he served eight years at 20th Century Fox Film Corporation first as Coordinator and then Manager Production of Operations on the Film Entertainment Division.

     Tagy Aboutorabian. Mr. Aboutorabian has been the Controller of CinemaElectric Delaware since July, 2001. Prior to that he was the Controller for Phace, Inc. From November 1998 to June 2001.

Family Relationships.
---------------------

     There are no family relationships between any of the directors and executive officers of the Company.

Pending Legal Proceedings.
--------------------------

     To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     To the knowledge of our management and during the past 10 years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;
          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation.
-----------------------

     None of our present directors and executive officers have received any cash or other remuneration for services rendered to us; and no compensatory arrangements have yet been set for service in these capacities.

     We do not have any stock option, bonus, profit sharing, pension or similar plan; however, we may adopt such a plan in the future to attract and/or retain members of management or key employees.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been or will be timely filed.

Audit, Nominating and Compensation Committees.
---------------------------------------------

          We have no audit, nominating or compensation committees.

                      VOTE REQUIRED FOR APPROVAL

Utah Law.
---------

     Section 16-10a-1003 of the Utah Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.

     Section 16-10a-1104 provides that a Utah corporation may merge with its subsidiary, and if the subsidiary is to be the surviving corporation, then the stockholders of the parent corporation shall be required to approve any such merger in accordance with Section 16-10a-1103(1). Section 16-10a-1103(1) requires that the Board of Directors first adopt the merger and then present it to the stockholders of the corporation for vote. Under Section 16-10a-1103(5), a majority of the outstanding voting securities that are entitled to vote on the merger must approve the merger.

     Resolutions to effect the Re-domicile Proposal and amendments to our Articles of Incorporation that may result therefrom were unanimously adopted by our Board of Directors, and members of our management and one of our largest stockholders named under the caption "Voting Securities and Principal Holders Thereof" have indicated there intention to vote in favor of the Re-domicile Proposal and resulting amendments at the scheduled December 29, 2003, Special Meeting of our stockholders. No other votes or consents are required or necessary to effect the amendments.


                         BRENEX OIL CORPORATION
                         By Order of the Board of Directors

James F. Robinson, President
Los Angeles, California
December 8, 2003

                         BRENEX OIL CORPORATION

                            December 8, 2003

             NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

                         BRENEX OIL CORPORATION

                      TO BE HELD DECEMBER 29, 2003


TO ALL STOCKHOLDERS:

       NOTICE is hereby given that the Special Meeting of the stockholders of Brenex Oil Corporation has been called to be held on December 29, 2003, at the hour of 10:00 o'clock p.m., Pacific Time, at 1201 W. Fifth Street, Suite 130 Los Angeles, California 90017, for the following purpose:

Proposal No. 1.     To change the corporate domicile of Brenex Utah from the
                    State of Utah to the State of Delaware by merging Brenex
                    Utah with and into our wholly-owned subsidiary,
                    CinemaElectric, Inc., a Delaware corporation
                    ("CinemaElectric Delaware"), and to approve the amendments to CinemaElectric Delaware's Articles of Incorporation set
                    forth in Appendix One, which include increasing
                    CinemaElectric Delaware's authorized capital to
500,000,000
                    shares, divided into (i) 490,000,000 shares of $0.0001 par value per share common voting stock; and (ii) 10,000,000 shares of $0.0001 par value per share preferred stock with the rights, designations and privileges to be set by the Board of Directors.

       The Board of Directors of Brenex Oil Corporation has set 5:00 o'clock p.m. on December 8, 2003, as the record date for the purpose of determining the stockholders of the Company who shall be entitled to notice of the meeting. No proxies are being solicited.

Los Angeles, California           Brenex Oil Corporation
December 8, 2003                  BY ORDER OF THE BOARD OF DIRECTORS

                                 APPENDIX ONE

                            CERTIFICATE OF MERGER

                                      OF

                            BRENEX OIL CORPORATION
                             (a Utah corporation)

                                WITH AND INTO

                             CINEMAELECTRIC, INC.
                           (a Delaware corporation)


          It is hereby certified that:

          1. The constituent business corporations participating in the merger herein certified are:

          (i) BRENEX OIL CORPORATION, which is incorporated under the laws of the State of Utah; and

          (ii) CINEMAELECTRIC, INC., which is incorporated under the laws of the State of Delaware.

          2. A Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the Delaware General Corporation Law.

          3. The name of the surviving corporation in the merger herein certified is CinemaElectric, Inc., which will continue its existence as said surviving corporation under the name "CinemaElectric, Inc.," upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

          4. The Certificate of Incorporation of CinemaElectric, Inc. shall continue to be the Certificate of Incorporation of said surviving corporation and will be amended to mirror the Certificate of Incorporation of Brenex Utah by the filing of this Certificate of Merger as set forth below:

          FIRST.    The name of the Corporation is CinemaElectric, Inc.

          SECOND.   The address of the Corporation's registered office in
the State of Delaware is 15 East North Street, Dover, Delaware 19901, and its registered agent at this address is Paracorp Incorporated.

          THIRD.    The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH.   The aggregate number of shares that the Corporation
shall be authorized to issue is 500,000,000 shares divided into (i) 490,000,000 shares of $0.0001 par value per share common voting stock; and
(ii) 10,000,000 shares of $0.0001 par value per share preferred stock with the rights, designations and privileges to be set by the Board of Directors.
Each issued share carries one vote on all matters submitted for shareholder approval. Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this Corporation; nor shall shareholders be entitled to vote cumulatively for directors of the Corporation.

          FIFTH.    The number of directors constituting the Board of
Directors of the Corporation shall be not less than one (1).


          5. An executed copy of the Plan and Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

               CinemaElectric, Inc.
               1201 W. Fifth Street
               Suite M-130
               Los Angeles, California 90017

          6. A copy of the aforesaid Plan and Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

          Executed on this  __ day of _____________, 2003.

                              CINEMAELECTRIC, INC.


                              By:________________________________
                                   James F. Robinison,
                                   President and CEO